EXHIBIT 4.573

Execution Version

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE.

This Acknowledgment Agreement (Convenio de Reconocimiento) is entered into on this 7th day of November, 2012 (the “Agreement”), by and among CSI en Saltillo, S. de R.L. de C.V., as trustor under the Trust Agreement; and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as first place beneficiary under the Trust Agreement (as defined below), in accordance with the following Recitals, Representations and Warranties and Clauses. Terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Trust Agreement (as defined below).

Recitals

I. Trust Agreement. On January 29, 2010, the Trustor, the Beneficiary and the Trustee entered into the Irrevocable Security Trust Agreement with Reversion Rights No. F/00737 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Trust Agreement”). A copy of the Trust Agreement together with the acknowledgement agreements dated May 4, 2010, November 16, 2010, February 1, 2011, February 9, 2011 and September 8, 2011 relating to the Trust Agreement are attached hereto as Exhibit “A”.

II. Incremental Assumption Agreement. On September 28, 2012, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation), Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc. and Reynolds Consumer Products Inc., as borrowers, Reynolds Group Holdings Limited, the Guarantors from time to time party thereto (as defined therein), the lenders from time to time party thereto and the Administrative Agent (as defined therein) entered into the Amendment No. 7 and Incremental Term Loan Assumption Agreement (the “Incremental Assumption Agreement”) pursuant to which the Credit Agreement was amended and restated as set out in Annex A thereto (the “Third Amended and Restated Credit Agreement”).

III. September 2012 Secured Notes Indenture. On September 28, 2012, the Issuers (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, entered into an indenture (the “September 2012 Secured Notes Indenture”) pursuant to which certain secured notes were issued by the Issuers.

IV. Secured Notes Designation. The obligations in respect of the September 2012 Secured Notes Indenture and any Senior Secured Note Documents (as defined therein) were designated as “Additional Obligations” on September 28, 2012 under, and in accordance with, section 5.02(c) of the First Lien Intercreditor Agreement (the “Secured Notes Designation”).

Representations and Warranties

I.	The Trustor hereby represents and warrants, through its legal representative, that on the date hereof:

(a)	the individual executing this Agreement in the name and on behalf of the Trustor has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on their behalf and to validly bind the Trustor under the terms herein, as evidenced in public deed number 37,574, dated October 24, 2012, granted in the notarial record of Jose Luis Villavicencio Castañeda, Notary Public number 218 for Mexico City, Federal District, and that such powers, authority and corporate or other authorizations have not been revoked, modified or limited in any manner.

NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the parties hereto agree as follows:

Clauses

First.- Acknowledgment. The Trustor (a) confirms and agrees that the Trust Agreement and the transfer of the Trust Estate in favor of the Trustee for the Purposes of the Trust continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Third Amended and Restated Credit Agreement), and (b) acknowledges and agrees that (i) the Incremental Assumption Agreement constitutes a Loan Document, and (ii) the obligations of the Loan Parties under the Incremental Assumption Agreement, the Third Amended and Restated Credit Agreement and any obligations that are “Additional Obligations” as a result of the Secured Notes Designation, in each case, constitute Secured Obligations under the Trust Agreement.

Second.- No Novation. The parties hereby expressly agree that this Agreement shall not extinguish the obligations for the payment of money outstanding under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. The Trust Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

The parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

Third.- Entire Agreement. The parties hereby expressly agree that this Agreement is and shall be deemed a part of the Trust Agreement and, for such reason, all references made in or with respect to the Trust Agreement, shall include this Agreement.

Fourth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.

Fifth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.

[Signature page continues]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

The Trustor:

CSI en Saltillo, S. de R.L. de C.V.

/s/ Gerardo Ruiz Gutiérrez
Name: Gerardo Ruiz Gutiérrez
Title: Attorney-in-Fact

The Beneficiary:

The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

/s/ Laura Brindisi Reyes Delgado
Name: Laura Brindisi Reyes Delgado
Title: Attorney-in-Fact

Exhibit “A”

Acknowledgement Agreement

Copy of Trust Agreement and

Acknowledgement Agreements

[Attached hereto]